EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Its 31st Consecutive Quarter of Record Earnings With Third Quarter 2016 Net Income Up 14% Over 2015

BETHESDA, Md., Oct. 19, 2016 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the “Company”) (NASDAQ:EGBN), the parent company of EagleBank, today announced record quarterly net income of $24.5 million for the three months ended September 30, 2016, a 14% increase over the $21.5 million net income for the three months ended September 30, 2015. Net income available to common shareholders for the three months ended September 30, 2016 increased 15% to $24.5 million as compared to $21.3 million for the same period in 2015.

Net income per basic common share for the three months ended September 30, 2016 was $0.73 compared to $0.64 for the same period in 2015, a 14% increase. Net income per diluted common share for the three months ended September 30, 2016 was $0.72 compared to $0.63 for the same period in 2015, a 14% increase.

For the nine months ended September 30, 2016, the Company’s net income was $72.0 million, a 17% increase over the $61.8 million for the nine months ended September 30, 2015. Net income available to common shareholders was $72.0 million ($2.14 per basic common share and $2.11 per diluted common share), as compared to $61.3 million ($1.88 per basic common share and $1.84 per diluted common share) for the same nine month period in 2015, a 14% increase per basic share and a 15% increase per diluted share.

“We are very pleased to report a continued quarterly trend of balanced and consistently strong financial performance,” noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. “Our net income has increased for 31 consecutive quarters dating back to the first quarter of 2009.  This strong financial performance has resulted from a combination of balance sheet growth, revenue growth, solid asset quality, and favorable operating leverage.” Mr. Paul added, “A lower level of net loan growth in the third quarter was due substantially to higher loan payoffs while loan originations and pipeline commitments remain very strong. Additionally, our regulatory capital levels were enhanced in July 2016 from an already well capitalized position as we completed the sale of $150 million in subordinated debt by our holding company. This raise, together with the strong quarter in deposit growth, served to both increase liquidity in the quarter and suppress earning asset yields. We estimate a 15 basis point negative impact on the net interest margin for the third quarter 2016 due to the $150 million sub-debt raise.” The raise was accomplished at a favorable cost of capital and will be deployed over time into higher yielding assets.

The Company’s financial performance in the third quarter of 2016 as compared to 2015 was highlighted by growth in total loans of 1.5% for the third quarter 2016 over 2015 and 15% over the nine month period ended September 30, 2016 versus the prior year; by growth in total deposits of 4% for the quarter and 13% over the prior year; and by 9% growth in total revenue for the quarter and 10% over the prior year. For the third quarter in 2016, the efficiency ratio was 40.54%. Mr. Paul added, “at a time when the net interest margin of banks is being challenged by the continuing low interest rate environment, the Company remains committed to cost management measures and strong productivity. Noninterest expenses increased 5% in the third quarter 2016 over 2015 and increased 4% for the nine months ended September 30, 2016 over the prior year. The annualized return on average assets (“ROAA”) was 1.50% for the third quarter in 2016 and 1.54% for the nine months ended September 30, 2016. The annualized return on average common equity (“ROACE”) was 12.04% for the third quarter in 2016 and 12.27% for the nine months ended September 30, 2016.

Loan growth for the first nine months of 2016 was 10% and averaged 17% higher as compared to the first nine months of 2015. Deposit growth was 8% for the first nine months of 2016 and averaged 13% higher for the first nine months of 2016 compared with the first nine months of 2015.

The net interest margin was 4.11% for the third quarter of 2016, as compared to 4.23% for the third quarter of 2015. As noted above, the sub-debt raise negatively impacted the net interest margin in the third quarter of 2016 by 15 basis points. For the nine month period ended September 30, 2016, the net interest margin was 4.23% as compared to 4.32% for the nine months ended September 30, 2015. The sub-debt raise in July 2016 negatively impacted the net interest margin in the nine month period ending September 30, 2016 by six basis points. Mr. Paul noted, “the persistently low interest rate environment has continued to challenge bank spread earnings. In the current environment, the Company has continued its emphasis on disciplined pricing for both new loans and funding sources, which has resulted in the Company maintaining a superior net interest margin.”

Asset quality measures remained solid at September 30, 2016. Net charge-offs (annualized) were 0.14% of average loans for the third quarter of 2016, as compared to 0.16% of average loans for the third quarter of 2015. At September 30, 2016, the Company’s nonperforming loans amounted to $22.3 million (0.41% of total loans) as compared to $14.5 million (0.30% of total loans) at September 30, 2015 and $13.2 million (0.26% of total loans) at December 31, 2015. Nonperforming assets amounted to $27.5 million (0.41% of total assets) at September 30, 2016 compared to $24.4 million (0.41% of total assets) at September 30, 2015 and $19.1 million (0.31% of total assets) at December 31, 2015.

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its September 30, 2016 allowance for credit losses, at 1.04% of total loans (excluding loans held for sale), is adequate to absorb potential credit losses within the loan portfolio as of the end of the quarter. The allowance for credit losses was 1.05% of total loans at both September 30, 2015 and December 31, 2015. The allowance for credit losses represented 255% of nonperforming loans at September 30, 2016.

“Total assets at September 30, 2016 were $6.76 billion, a 15% increase as compared to $5.89 billion at September 30, 2015, and an 11% increase as compared to $6.08 billion at December 31, 2015. Total loans (excluding loans held for sale) were $5.48 billion at September 30, 2016, a 15% increase as compared to $4.78 billion at September 30, 2015, and a 10% increase as compared to $5.00 billion at December 31, 2015. Loans held for sale amounted to $78.1 million at September 30, 2016 as compared to $35.7 million at September 30, 2015, a 119% increase, and $47.5 million at December 31, 2015, a 65% increase. The investment portfolio totaled $430.7 million at September 30, 2016, an 18% decrease from the $524.3 million balance at September 30, 2015. As compared to December 31, 2015, the investment portfolio at September 30, 2016 decreased by $57.2 million or 12%.

Total deposits at September 30, 2016 were $5.56 billion, compared to deposits of $4.93 billion at September 30, 2015, a 13% increase, and deposits of $5.16 billion at December 31, 2015, an 8% increase. Total borrowed funds (excluding customer repurchase agreements) were $266.4 million at September 30, 2016, $68.9 million at September 30, 2015 and $68.9 million at December 31, 2015.

Total shareholders’ equity at September 30, 2016 increased 4%, to $815.6 million, compared to $786.1 million at September 30, 2015, and increased 10%, from $738.6 million at December 31, 2015. The smaller increase in shareholders’ equity at September 30, 2016 compared to the same period in 2015 reflects increased retained earnings offset by the redemption during the fourth quarter of 2015 of all $71.9 million of the preferred stock issued under the Small Business Lending Fund ("SBLF"). The $150 million of qualifying capital raised in a ten year sub-debt issue in July 2016 enhanced the Company’s capital position well in excess of regulatory requirements for well capitalized status. The total risk based capital ratio was 15.05% at September 30, 2016, as compared to 13.80% at September 30, 2015, and 12.75% at December 31, 2015. In addition, the tangible common equity ratio was 10.64% at September 30, 2016, compared to 10.46% at September 30, 2015 and 10.56% at December 31, 2015.

Analysis of the three months ended September 30, 2016 compared to September 30, 2015

For the three months ended September 30, 2016, the Company reported an annualized ROAA of 1.50% as compared to 1.47% for the three months ended September 30, 2015. The annualized ROACE for the three months ended September 30, 2016 was 12.04%, as compared to 11.95% for the three months ended September 30, 2015. The higher ratios are due to higher earnings.

Total revenue (net interest income plus noninterest income) for the third quarter of 2016 was $71.1 million, or 9% above the $65.2 million of total revenue earned for the third quarter of 2015 and was only slightly less than the $71.4 million of revenue earned in the second quarter of 2016.

Net interest income increased 10% for the three months ended September 30, 2016 over the same period in 2015 ($64.7 million versus $59.1 million), resulting from growth in average earning assets of 13%. The net interest margin was 4.11% for the three months ended September 30, 2016, as compared to 4.23% for the three months ended September 30, 2015. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.08% for the third quarter in 2016 has been a significant factor in its overall profitability.

The provision for credit losses was $2.3 million for the three months ended September 30, 2016 as compared to $3.3 million for the three months ended September 30, 2015. The lower provisioning in the third quarter of 2016, as compared to the third quarter of 2015, is primarily due to lower loan growth, as loan growth of $78.5 million in the three months ended September 30, 2016 was lower than loan growth of $226.1 million in the same period in 2015, and to overall improved asset quality. Net charge-offs of $2.0 million in the third quarter of 2016 represented an annualized 0.14% of average loans, excluding loans held for sale, as compared to $1.9 million, or an annualized 0.16% of average loans, excluding loans held for sale, in the third quarter of 2015. Net charge-offs in the third quarter of 2016 were attributable primarily to investment-commercial real estate loans ($1.7 million).

Noninterest income for the three months ended September 30, 2016 increased to $6.4 million from $6.1 million for the three months ended September 30, 2015, a 5% increase. This increase was primarily due to higher net gains on sales of residential mortgage loans of $532 thousand. Residential mortgage loans closed were $276 million for the third quarter in 2016 versus $175 million for the third quarter of 2015.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 40.54% for the third quarter of 2016, as compared to 42.04% for the third quarter of 2015. Noninterest expenses totaled $28.8 million for the three months ended September 30, 2016, as compared to $27.4 million for the three months ended September 30, 2015, a 5% increase. Cost increases for salaries and benefits were $1.7 million, due primarily to increased staff, merit increases and incentive compensation. Premises and equipment expenses were $188 thousand lower, due primarily to the closing of one branch office acquired in the merger, and transactions to reduce space in two additional offices. Marketing and advertising expense increased by $95 thousand primarily due to costs associated with digital and print advertising and sponsorships. Legal, accounting and professional fees decreased by $292 thousand primarily due to lower legal fees. FDIC insurance premium expense decreased by $165 thousand resulting from lower growth in total assets. Other expenses increased by $335 thousand primarily due to higher fees incurred to maintain OREO properties.

Analysis of the nine months ended September 30, 2016 compared to September 30, 2015

For the nine months ended September 30, 2016, the Company reported an annualized ROAA of 1.54% as compared to 1.49% for the nine months ended September 30, 2015. The annualized ROACE for the nine months ended September 30, 2016 was 12.27%, as compared to 12.41% for the nine months ended September 30, 2015, the lower ROACE due to the higher average capital position.

For the nine month periods ending September 30, total revenue was $211.4 million for 2016, as compared to $191.5 million in 2015, a 10% increase.

Net interest income increased 12% for the nine months ended September 30, 2016 over the same period in 2015 ($191.1 million versus $171.4 million), resulting from growth in average earning assets of 14%. The net interest margin was 4.23% for the nine months ended September 30, 2016 as compared to 4.32% for the same period in 2015. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.10% for the first nine months in 2016 has been a significant factor in its overall profitability.

The provision for credit losses was $9.2 million for the nine months ended September 30, 2016 as compared to $10.0 million for the nine months ended September 30, 2015. The slightly lower provisioning in the first nine months of 2016, as compared to the first nine months of 2015, is due to lower charge-offs and to overall improved asset quality. Net charge-offs of $5.0 million in the first nine months of 2016 represented an annualized 0.13% of average loans, excluding loans held for sale, as compared to $5.8 million or an annualized 0.17% of average loans, excluding loans held for sale, in the first nine months of 2015. Net charge-offs in the first nine months of 2016 were attributable primarily to commercial ($2.7 million), investment-commercial real estate ($2.3 million), and consumer loans ($220 thousand) offset by a recovery of $207 thousand in construction-commercial and residential loans.

Noninterest income for the nine months ended September 30, 2016 was $20.3 million as compared to $20.1 million for the nine months ended September 30, 2015, a 1% increase. This increase was primarily due to an increase of $717 thousand in gains on SBA loan sales, a $712 thousand increase in other income, and an increase of $313 thousand in service charges on deposits offset by a decline of $2.0 million in gains on the sale of residential mortgage loans due to lower origination and sales volume. Residential mortgage loans closed were $622 million for the first nine months of 2016 versus $723 million for the first nine months of 2015.

Noninterest expenses totaled $85.2 million for the nine months ended September 30, 2016, as compared to $82.1 million for the nine months ended September 30, 2015, a 4% increase. Cost increases for salaries and benefits were $3.4 million, due primarily to increased staff, merit increases, and incentive compensation. Premises and equipment expenses were $637 thousand lower, primarily due to the closing of one branch acquired in the merger and to sublease arrangements. Marketing and advertising expense increased by $369 thousand primarily due to costs associated with digital and print advertising and sponsorships. Legal, accounting and professional fees decreased by $70 thousand primarily due to lower professional fees. Data processing expense increased $118 thousand primarily due to licensing agreements. FDIC insurance premium expense decreased by $155 thousand resulting from lower growth in total assets. For the first nine months of 2016, the efficiency ratio was 40.32% as compared to 42.86% for the same period in 2015.

The financial information which follows provides more detail on the Company’s financial performance for the nine and three months ended September 30, 2016 as compared to the nine and three months ended September 30, 2015 as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission (the “SEC”).

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty-one branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Conference Call: Eagle Bancorp will host a conference call to discuss its third quarter 2016 financial results on Thursday, October 20, 2016 at 10:00 a.m. eastern daylight time. The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 93565935, or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through November 3, 2016.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(dollars in thousands, except per share data)
	Nine Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015
Income Statements:
Total interest income	$210,010	$185,869	$72,431	$63,981
Total interest expense	18,870	14,503	7,703	4,896
Net interest income	191,140	171,366	64,728	59,085
Provision for credit losses	9,219	10,043	2,288	3,262
Net interest income after provision for credit losses	181,921	161,323	62,440	55,823
Noninterest income (before investment gains and extinguishment of debt)	19,147	19,042	6,404	6,039
Gain on sale of investment securities	1,123	2,224	1	60
Loss on early extinguishment of debt	-	(1,130)	-	-
Total noninterest income	20,270	20,136	6,405	6,099
Total noninterest expense	85,235	82,076	28,838	27,405
Income before income tax expense	116,956	99,383	40,007	34,517
Income tax expense	44,966	37,564	15,484	13,054
Net income	71,990	61,819	24,523	21,463
Preferred stock dividends	-	539	-	180
Net income available to common shareholders	$71,990	$61,280	$24,523	$21,283

Per Share Data:
Earnings per weighted average common share, basic	$2.14	$1.88	$0.73	$0.64
Earnings per weighted average common share, diluted	$2.11	$1.84	$0.72	$0.63
Weighted average common shares outstanding, basic	33,565,863	32,625,379	33,590,183	33,400,973
Weighted average common shares outstanding, diluted	34,161,890	33,277,542	34,187,171	34,026,412
Actual shares outstanding at period end	33,590,880	33,405,510	33,590,880	33,405,510
Book value per common share at period end	$24.28	$21.38	$24.28	$21.38
Tangible book value per common share at period end (1)	$21.08	$18.10	$21.08	$18.10

Performance Ratios (annualized):
Return on average assets	1.54%	1.49%	1.50%	1.47%
Return on average common equity	12.27%	12.41%	12.04%	11.95%
Net interest margin	4.23%	4.32%	4.11%	4.23%
Efficiency ratio (2)	40.32%	42.86%	40.54%	42.04%

Other Ratios:
Allowance for credit losses to total loans (3)	1.04%	1.05%	1.04%	1.05%
Allowance for credit losses to total nonperforming loans	255.29%	347.82%	255.29%	347.82%
Nonperforming loans to total loans (3)	0.41%	0.30%	0.41%	0.30%
Nonperforming assets to total assets	0.41%	0.41%	0.41%	0.41%
Net charge-offs (annualized) to average loans (3)	0.13%	0.17%	0.14%	0.16%
Common equity to total assets	12.06%	12.13%	12.06%	12.13%
Tier 1 capital (to average assets)	11.12%	11.96%	11.12%	11.96%
Total capital (to risk weighted assets)	15.05%	13.80%	15.05%	13.80%
Common equity tier 1 capital (to risk weighted assets)	10.83%	10.48%	10.83%	10.48%
Tangible common equity ratio (1)	10.64%	10.46%	10.64%	10.46%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$1,130,042	$1,007,659	$1,130,042	$1,007,659
Commercial real estate - owner occupied	$590,427	$489,657	$590,427	$489,657
Commercial real estate - income producing	$2,551,186	$2,022,950	$2,551,186	$2,022,950
1-4 Family mortgage	$154,439	$147,720	$154,439	$147,720
Construction - commercial and residential	$838,137	$927,265	$838,137	$927,265
Construction - C&I (owner occupied)	$104,676	$60,487	$104,676	$60,487
Home equity	$106,856	$115,346	$106,856	$115,346
Other consumer	$6,212	$5,881	$6,212	$5,881

Average Balances (in thousands):
Total assets	$6,252,867	$5,537,401	$6,492,274	$5,775,283
Total earning assets	$6,026,357	$5,307,848	$6,264,531	$5,545,398
Total loans	$5,253,742	$4,505,092	$5,422,677	$4,636,298
Total deposits	$5,225,804	$4,611,324	$5,353,834	$4,842,706
Total borrowings	$215,851	$167,926	$300,083	$128,015
Total shareholders’ equity	$783,499	$732,156	$809,973	$778,279

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The table below provides a reconciliation of these non-GAAP financial measures with financial measures defined by GAAP.

GAAP Reconciliation (Unaudited)
(dollars in thousands except per share data)
	Nine Months Ended	Twelve Months Ended		Nine Months Ended
	September 30, 2016	December 31, 2015		September 30, 2015
Common shareholders' equity	$815,639	$738,601		$714,169
Less: Intangible assets	(107,694)	(108,542)		(109,498)
Tangible common equity	$707,945	$630,059		$604,671

Book value per common share	$24.28	$22.07		$21.38
Less: Intangible book value per common share	(3.20)	(3.24)		(3.28)
Tangible book value per common share	$21.08	$18.83		$18.10

Total assets	$6,762,132	$6,075,577	(4)	$5,887,855
Less: Intangible assets	(107,694)	(108,542)		(109,498)
Tangible assets	$6,654,438	$5,967,035		$5,778,357
Tangible common equity ratio	10.64%	10.56%		10.46%

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(3) Excludes loans held for sale.

(4) As adjusted for debt issuance cost reclassification.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(dollars in thousands, except per share data)

Assets	September 30, 2016	December 31, 2015	September 30, 2015
Cash and due from banks	$10,615	$10,270	$10,080
Federal funds sold	5,262	3,791	4,076
Interest bearing deposits with banks and other short-term investments	503,150	284,302	291,898
Investment securities available for sale, at fair value	430,668	487,869	524,326
Federal Reserve and Federal Home Loan Bank stock	19,920	16,903	16,865
Loans held for sale	78,118	47,492	35,713
Loans	5,481,975	4,998,368	4,776,965
Less allowance for credit losses	(56,864)	(52,687)	(50,320)
Loans, net	5,425,111	4,945,681	4,726,645
Premises and equipment, net	19,370	18,254	17,070
Deferred income taxes	41,065	40,311	35,426
Bank owned life insurance	59,747	58,682	58,284
Intangible assets, net	107,694	108,542	109,498
Other real estate owned	5,194	5,852	9,952
Other assets	56,218	47,628	48,022
Total Assets	$6,762,132	$6,075,577	$5,887,855

Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$1,668,271	$1,405,067	$1,402,447
Interest bearing transaction	297,973	178,797	207,716
Savings and money market	2,802,519	2,835,325	2,514,310
Time, $100,000 or more	452,015	406,570	439,248
Other time	337,371	332,685	362,867
Total deposits	5,558,149	5,158,444	4,926,588
Customer repurchase agreements	71,642	72,356	64,893
Other short-term borrowings	50,000	-	-
Long-term borrowings	216,419	68,928	68,897
Other liabilities	50,283	37,248	41,408
Total liabilities	5,946,493	5,336,976	5,101,786

Shareholders' Equity

Preferred stock, par value $.01 per share, shares authorized 1,000,000,
Series B, $1,000 per share liquidation preference, shares issued and outstanding -0- at September 30, 2016 and December 31, 2015, and 56,600 at
September 30, 2015; Series C, $1,000 per share liquidation preference, shares issued and outstanding -0- at September 30, 2016 and December 31, 2015,
and 15,300 at September 30, 2015	-	-	71,900
Common stock, par value $.01 per share; shares authorized 100,000,000, shares
issued and outstanding 33,590,880, 33,467,893 and 33,405,510 respectively	333	331	330
Warrant	946	946	946
Additional paid in capital	509,707	503,529	500,334
Retained earnings	305,593	233,604	211,318
Accumulated other comprehensive (loss) income	(940)	191	1,241
Total Shareholders' Equity	815,639	738,601	786,069
Total Liabilities and Shareholders' Equity	$6,762,132	$6,075,577	$5,887,855

Eagle Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except per share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
Interest Income	2016	2015	2016	2015
Interest and fees on loans	$202,002	$178,063	$69,869	$61,006
Interest and dividends on investment securities	7,121	7,189	2,177	2,745
Interest on balances with other banks and short-term investments	856	604	376	228
Interest on federal funds sold	31	13	9	2
Total interest income	210,010	185,869	72,431	63,981
Interest Expense
Interest on deposits	13,513	10,668	4,840	3,739
Interest on customer repurchase agreements	115	94	39	33
Interest on short-term borrowings	727	54	383	-
Interest on long-term borrowings	4,515	3,687	2,441	1,124
Total interest expense	18,870	14,503	7,703	4,896
Net Interest Income	191,140	171,366	64,728	59,085
Provision for Credit Losses	9,219	10,043	2,288	3,262
Net Interest Income After Provision For Credit Losses	181,921	161,323	62,440	55,823

Noninterest Income
Service charges on deposits	4,303	3,990	1,431	1,374
Gain on sale of loans	8,464	9,364	3,009	2,483
Gain on sale of investment securities	1,123	2,224	1	60
Loss on early extinguishment of debt	-	(1,130)	-	-
Increase in the cash surrender value of bank owned life insurance	1,171	1,191	391	395
Other income	5,209	4,497	1,573	1,787
Total noninterest income	20,270	20,136	6,405	6,099
Noninterest Expense
Salaries and employee benefits	49,157	45,772	17,130	15,383
Premises and equipment expenses	11,419	12,056	3,786	3,974
Marketing and advertising	2,551	2,182	857	762
Data processing	5,716	5,598	1,879	1,976
Legal, accounting and professional fees	2,845	2,915	771	1,063
FDIC insurance	2,193	2,348	629	794
Merger expenses	-	139	-	2
Other expenses	11,354	11,066	3,786	3,451
Total noninterest expense	85,235	82,076	28,838	27,405
Income Before Income Tax Expense	116,956	99,383	40,007	34,517
Income Tax Expense	44,966	37,564	15,484	13,054
Net Income	71,990	61,819	24,523	21,463
Preferred Stock Dividends	-	539	-	180
Net Income Available to Common Shareholders	$71,990	$61,280	$24,523	$21,283

Earnings Per Common Share
Basic	$2.14	$1.88	$0.73	$0.64
Diluted	$2.11	$1.84	$0.72	$0.63

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (Unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2016			2015
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$336,741	$376	0.44%	$375,341	$228	0.24%
Loans held for sale (1)	66,791	586	3.51%	38,373	374	3.90%
Loans (1) (2)	5,422,677	69,283	5.08%	4,636,298	60,632	5.19%
Investment securities available for sale (2)	429,207	2,177	2.02%	491,800	2,745	2.21%
Federal funds sold	9,115	9	0.39%	3,586	2	0.22%
Total interest earning assets	6,264,531	72,431	4.60%	5,545,398	63,981	4.58%

Total noninterest earning assets	283,564			279,425
Less: allowance for credit losses	55,821			49,540
Total noninterest earning assets	227,743			229,885
TOTAL ASSETS	$6,492,274			$5,775,283

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$269,230	$193	0.29%	$202,885	$97	0.19%
Savings and money market	2,641,863	2,976	0.45%	2,453,141	2,092	0.34%
Time deposits	784,834	1,671	0.85%	797,472	1,550	0.77%
Total interest bearing deposits	3,695,927	4,840	0.52%	3,453,498	3,739	0.43%
Customer repurchase agreements	73,749	39	0.21%	56,624	33	0.23%
Other short-term borrowings	50,013	383	3.00%	3	-	-
Long-term borrowings	176,321	2,441	5.42%	71,388	1,124	6.16%
Total interest bearing liabilities	3,996,010	7,703	0.77%	3,581,513	4,896	0.54%

Noninterest bearing liabilities:
Noninterest bearing demand	1,657,907			1,389,208
Other liabilities	28,384			26,283
Total noninterest bearing liabilities	1,686,291			1,415,491

Shareholders’ equity	809,973			778,279
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,492,274			$5,775,283

Net interest income		$64,728			$59,085
Net interest spread			3.83%			4.04%
Net interest margin			4.11%			4.23%
Cost of funds			0.49%			0.35%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.1 million and $3.2 million for the three months ended September 30, 2016 and 2015, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields and Rates (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$252,871	$856	0.45%	$336,989	$604	0.24%
Loans held for sale (1)	47,786	1,288	3.59%	45,863	1,288	3.74%
Loans (1) (2)	5,253,742	200,714	5.10%	4,505,092	176,775	5.25%
Investment securities available for sale (2)	462,408	7,121	2.06%	412,912	7,189	2.33%
Federal funds sold	9,550	31	0.43%	6,992	13	0.25%
Total interest earning assets	6,026,357	210,010	4.65%	5,307,848	185,869	4.68%

Total noninterest earning assets	281,697			277,793
Less: allowance for credit losses	55,187			48,240
Total noninterest earning assets	226,510			229,553
TOTAL ASSETS	$6,252,867			$5,537,401

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$234,481	$445	0.25%	$178,256	$208	0.16%
Savings and money market	2,656,638	8,324	0.42%	2,379,643	6,066	0.34%
Time deposits	764,099	4,744	0.83%	778,375	4,394	0.75%
Total interest bearing deposits	3,655,218	13,513	0.49%	3,336,274	10,668	0.43%
Customer repurchase agreements	71,973	115	0.21%	54,945	94	0.23%
Other short-term borrowings	38,873	727	2.46%	27,492	54	0.26%
Long-term borrowings	105,005	4,515	5.65%	85,489	3,687	5.69%
Total interest bearing liabilities	3,871,069	18,870	0.65%	3,504,200	14,503	0.55%

Noninterest bearing liabilities:
Noninterest bearing demand	1,570,586			1,275,050
Other liabilities	27,713			25,995
Total noninterest bearing liabilities	1,598,299			1,301,045

Shareholders’ equity	783,499			732,156
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,252,867			$5,537,401

Net interest income		$191,140			$171,366
Net interest spread			4.00%			4.13%
Net interest margin			4.23%			4.32%
Cost of funds			0.42%			0.36%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $11.7 million and $8.9 million for the nine months ended September 30, 2016 and 2015, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
Income Statements:	2016	2016	2016	2015	2015	2015	2015	2014
Total interest income	$72,431	$69,772	$67,807	$67,311	$63,981	$62,423	$59,465	$56,091
Total interest expense	7,703	5,950	5,217	4,735	4,896	4,873	4,734	4,275
Net interest income	64,728	63,822	62,590	62,576	59,085	57,550	54,731	51,816
Provision for credit losses	2,288	3,888	3,043	4,595	3,262	3,471	3,310	3,700
Net interest income after provision for credit losses	62,440	59,934	59,547	57,981	55,823	54,079	51,421	48,116
Noninterest income (before investment gains
& extinguishment of debt)	6,404	7,077	5,666	6,462	6,039	6,233	6,770	5,298
Gain on sale of investment securities	1	498	624	30	60	-	2,164	12
Loss on early extinguishment of debt	-	-	-	-	-	-	(1,130)	-
Total noninterest income	6,405	7,575	6,290	6,492	6,099	6,233	7,804	5,310
Salaries and employee benefits	17,130	15,908	16,119	15,977	15,383	14,683	15,706	15,703
Premises and equipment	3,786	3,807	3,826	3,970	3,974	4,072	4,010	3,747
Marketing and advertising	857	920	774	566	762	735	685	578
Merger expenses	-	-	-	2	2	26	111	3,239
Other expenses	7,065	7,660	7,383	8,125	7,284	7,082	7,561	6,085
Total noninterest expense	28,838	28,295	28,102	28,640	27,405	26,598	28,073	29,352
Income before income tax expense	40,007	39,214	37,735	35,833	34,517	33,714	31,152	24,074
Income tax expense	15,484	15,069	14,413	13,485	13,054	12,776	11,734	9,347
Net income	24,523	24,145	23,322	22,348	21,463	20,938	19,418	14,727
Preferred stock dividends	-	-	-	62	180	179	180	180
Net income available to common shareholders	$24,523	$24,145	$23,322	$22,286	$21,283	$20,759	$19,238	$14,547

Per Share Data:
Earnings per weighted average common share, basic	$0.73	$0.72	$0.70	$0.67	$0.64	$0.62	$0.62	$0.51
Earnings per weighted average common share, diluted	$0.72	$0.71	$0.68	$0.65	$0.63	$0.61	$0.61	$0.49
Weighted average common shares outstanding, basic	33,590,183	33,588,141	33,518,998	33,462,937	33,400,973	33,367,476	31,082,715	28,777,778
Weighted average common shares outstanding, diluted	34,187,171	34,183,209	34,104,237	34,069,786	34,026,412	33,997,989	31,776,323	29,632,685
Actual shares outstanding	33,590,880	33,584,898	33,581,599	33,467,893	33,405,510	33,394,563	33,303,467	30,139,396
Book value per common share at period end	$24.28	$23.48	$22.71	$22.07	$21.38	$20.76	$20.11	$18.21
Tangible book value per common share at period end (1)	$21.08	$20.27	$19.48	$18.83	$18.10	$17.46	$16.82	$14.56

Performance Ratios (annualized):
Return on average assets	1.50%	1.57%	1.54%	1.50%	1.47%	1.51%	1.49%	1.21%
Return on average common equity	12.04%	12.40%	12.39%	12.08%	11.95%	12.18%	13.24%	11.67%
Net interest margin	4.11%	4.30%	4.31%	4.38%	4.23%	4.33%	4.41%	4.42%
Efficiency ratio (2)	40.54%	39.63%	40.80%	41.47%	42.04%	41.70%	44.89%	51.38%

Other Ratios:
Allowance for credit losses to total loans (3)	1.04%	1.05%	1.06%	1.05%	1.05%	1.07%	1.07%	1.07%
Nonperforming loans to total loans (3)	0.41%	0.40%	0.43%	0.26%	0.30%	0.33%	0.44%	0.52%
Allowance for credit losses to total nonperforming loans	255.29%	264.44%	249.03%	397.95%	347.82%	328.98%	244.12%	205.30%
Nonperforming assets to total assets	0.41%	0.39%	0.42%	0.31%	0.41%	0.44%	0.58%	0.68%
Net charge-offs (annualized) to average loans (3)	0.14%	0.15%	0.09%	0.18%	0.16%	0.21%	0.15%	0.26%
Tier 1 capital (to average assets)	11.12%	11.24%	11.01%	10.90%	11.96%	12.03%	12.19%	10.69%
Total capital (to risk weighted assets)	15.05%	12.71%	12.87%	12.75%	13.80%	13.75%	13.90%	12.97%
Common equity tier 1 capital (to risk weighted assets)	10.83%	10.74%	10.83%	10.68%	10.48%	10.37%	10.37%	n/a
Tangible common equity ratio (1)	10.64%	10.88%	10.86%	10.56%	10.46%	10.34%	10.39%	8.54%

Average Balances (in thousands):
Total assets	$6,492,274	$6,191,164	$6,072,533	$5,907,023	$5,775,283	$5,561,069	$5,270,301	$4,844,409
Total earning assets	$6,264,531	$5,967,008	$5,844,915	$5,675,048	$5,545,398	$5,332,397	$5,039,748	$4,654,423
Total loans	$5,422,677	$5,266,305	$5,070,386	$4,859,391	$4,636,298	$4,499,871	$4,376,248	$3,993,020
Total deposits	$5,353,834	$5,178,501	$5,143,670	$4,952,282	$4,842,706	$4,655,234	$4,330,403	$4,025,900
Total borrowings	$300,083	$207,221	$139,324	$168,652	$128,015	$127,582	$249,516	$237,401
Total shareholders’ equity	$809,973	$783,318	$756,916	$757,199	$778,279	$755,541	$661,364	$561,467

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

EAGLE BANCORP, INC.
CONTACT:
Michael T. Flynn
301.986.1800